CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXECUTION VERSION

DATED: 24 October 2019
SAPPHIRE AVIATION FINANCE I (UK) LIMITED
AS EXISTING LESSOR

WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED,
not in its individual capacity, but solely as owner trustee
AS NEW LESSOR
AND
MIAT MONGOLIAN AIRLINES
AS LESSEE
________________________________________________________
NOVATION AND AMENDMENT AGREEMENT
RELATING TO ONE (1) BOEING 737-800 AIRCRAFT
MANUFACTURER’S SERIAL NUMBER 29922,
IRISH REGISTRATION MARK EI-CSG
________________________________________________________
COUNTERPART NO. 1 OF 6 SERIALLY NUMBERED, MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT THAT THIS AGREEMENT CONSTITUTES CHATTEL PAPER UNDER ANY APPLICABLE LAW IN ANY JURISDICTION, NO SECURITY INTEREST IN THIS AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1

TABLE OF CONTENTS
Page
Section 1. Defined Terms and Interpretation    1
Section 2.    Effectiveness    2
Section 3.    Novation    2
Section 4.    Rent, Security Deposit and Maintenance Reserves    4
Section 5.    Delivery Matters    5
Section 6.    Payments to New Lessor    5
Section 7.    Run-off Insurances    5
Section 8.    Identification Plates    6
Section 9. Quiet Enjoyment    6
Section 10. Lease Amendments    6
Section 11. Cooperation    6
Section 12. Representations and Warranties    7
Section 13. Intentionally left blank    9
Section 14. Conditions Precedent    9
Section 15. Assignment    11
Section 16. Notices    11
Section 17. Sole and Entire Agreement    12
Section 18. Modifications    12
Section 19. Third Parties    12
Section 20. Counterparts; Chattel Paper Originals    12
Section 21. Delivery of Documents by Fax or E-mail    12
Section 22. Governing Law, etc    12
Section 23. Further Assurances    13
Section 24. Survival    13
Section 25. Headings    13
ANNEX A LEASE DOCUMENTS    17
ANNEX B AMENDMENTS TO LEASE DOCUMENTS    18
ANNEX C FORM OF EFFECTIVE TIME NOTICE    21
THIS NOVATION AND AMENDMENT AGREEMENT (this “Agreement”), is entered into on 24 October 2019, by and among (1) Sapphire Aviation Finance I (UK) Limited, a company incorporated under the applicable laws of England, and having its registered office at 3rd Floor, Suite 2, 11-12 St. James’s Square, London, England, SW1Y 4LB (“Existing Lessor”), (2) Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as owner trustee, a company limited by shares incorporated under the laws of Ireland, and having its registered officer at Fourth Floor, 3 George’s Dock, IFSC, Dublin 1, D01 X5X0 (“New Lessor”) and (3) MIAT Mongolian Airlines, a company organised and existing under the laws of Mongolia and having its principal place of business at MIAT Building, Buyant-Ukhaa 458 Khan-Uul district, Ulaanbaatar 17120, Mongolia (“Lessee”).
PRELIMINARY STATEMENTS:
(a)CIT Capital Aviation (UK) Limited (“Original Lessor”) and Lessee entered into an Aircraft Lease Agreement, dated as of 28 January 2008 (as amended, novated, restated, assigned or supplemented from time to time including by the lease supplement dated as of 21 April 2008 between Original Lessor and Lessee, the aircraft lease amendment agreement dated 22 December 2014 between Original Lessor and Lessee, the Novation and Amendment Agreement dated 26 July 2018 among Existing Lessor, Original Lessor and Lessee, and each of the other Lease Documents (as defined below), the “Lease”), pursuant to which Existing Lessor, as assignee and successor of Original Lessor, has leased to Lessee one (1) Boeing 737-800 aircraft bearing manufacturer’s serial number 29922 and Irish registration mark EI-CSG together with two (2) CFM56-7B24 engines bearing manufacturer’s serial numbers 890420 and 890421 (collectively, the “Aircraft”).
(b)    Sapphire Leasing I (AOE 5) Limited (“Existing Owner”) has agreed, among other things, to transfer title to the Aircraft to New Lessor (“New Owner”) subject to the Lease and New Lessor has agreed to acquire title to the Aircraft from Existing Owner.
(c)    Accordingly, with effect from the Effective Time (as defined below) and subject to the terms and conditions set forth herein, Existing Lessor will transfer by way of novation all of its rights, obligations and interest in, to and under the Lease and the agreements set forth in Annex A (collectively, the “Lease Documents”) to New Lessor, subject to the rights of Lessee.
(d)    Existing Lessor, New Lessor and Lessee have agreed to enter into this Agreement in order to, among other things, (i) effect the foregoing transfer, (ii) evidence Lessee’s acknowledgment of, and consent to, such transfer, and (iii) amend certain provisions of the Lease (the Lease as novated and amended by this Agreement being referred to herein as the “Novated Lease”).
NOW, THEREFORE, in consideration of the provisions herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:
(e)    Defined Terms and InterpretationAny and all initially capitalised terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Lease.
(f)    The rules of interpretation set out in section 1 of the Lease shall apply to this Agreement as if set out in full herein provided that references therein to the “Lease” shall be construed as references to this Agreement.
Section 2.    Effectiveness. Subject to Section 3, the novation and amendment of the Lease contemplated by this Agreement (the “Novation”) will take effect at the Effective Time (as defined below).
Section 3.    Novation. The parties hereby agree to cooperate with one another in order to close the Novation at a convenient date and time when the Aircraft is in a jurisdiction reasonably acceptable to New Lessor and Existing Lessor on one of Lessee’s regular routes and as agreed by the parties hereto in the Effective Time Notice (defined below) (the “Effective Time”), it being acknowledged that (x) nothing herein shall require Lessee to change any of its scheduled or maintenance operations and (y) Lessee’s operations may be subject to change at any time. It shall be a condition to the occurrence of the Effective Time that the documents and evidence (i) to be provided by Lessee and Existing Lessor to New Lessor (in form and substance reasonably satisfactory to New Lessor) set out in Section 14(a) have been received by New Lessor in accordance with the terms and conditions thereof (the “New Lessor’s Conditions Precedent”), (ii) to be provided by Lessee and New Lessor to Existing Lessor (in form and substance reasonably satisfactory to Existing Lessor) set out in Section 14(b) have been received by Existing Lessor in accordance with the terms and conditions thereof (the “Existing Lessor’s Conditions Precedent”) and (iii) to be provided by New Lessor and Existing Lessor to Lessee (in form and substance reasonably satisfactory to Lessee) set out in Section 14(c) have been received by Lessee in accordance with the terms and conditions thereof (the “Lessee’s Conditions Precedent”). Lessee will, upon request by Existing Lessor, provide prior notice to Existing Lessor of the scheduled route of the Aircraft (and, if different, the airframe on which any Engine is installed, or of the storage location of such Engine, if not installed on an airframe) for the date that is scheduled for the Novation prior to such date. Upon the occurrence of the Effective Time, Existing Lessor and New Lessor shall promptly notify Lessee in writing of the time at which such transfer of the Aircraft shall have occurred by executing and delivering to Lessee an Effective Time Notice in the form attached as Annex C (the “Effective Time Notice”) and such execution and delivery shall constitute confirmation to Lessee that each of the New Lessor’s Conditions Precedent and the Existing Lessor’s Conditions Precedent have been satisfied or waived (as applicable). Subject to the satisfaction or waiver (as applicable) of the Lessee’s Conditions Precedent, Lessee shall promptly acknowledge the effectiveness of the novation of the Lease and the amendments to the Lease as so novated hereunder by executing and delivering to Existing Lessor and New Lessor the Effective Time Notice and such execution and delivery shall constitute confirmation to Existing Lessor and New Lessor that the Lessee’s Conditions Precedent have been satisfied or waived. Notwithstanding any other provision of this Agreement, the Effective Time shall not occur unless and until Lessee has executed and delivered to Existing Lessor and New Lessor the Effective Time Notice, and Lessee agrees that it will promptly execute and deliver the Effective Time Notice upon the satisfaction of the Lessee’s Conditions Precedent. At any time prior to execution of the Effective Time Notice, Existing Lessor or New Lessor may serve notice on Lessee that this Agreement is to be terminated and upon service of such notice, this Agreement shall terminate and be of no legal force or effect and the rights and obligations of the parties hereto (other than pursuant to Section 11(d)) shall be as if this Agreement had never been executed.
(a)    Effective as of the Effective Time, the following shall happen simultaneously and the occurrence of each is conditional on each of the other not being invalid, illegal or unenforceable:
(i)    (x) Existing Lessor assigns, conveys, transfers, novates and sets over to New Lessor all of Existing Lessor’s rights, benefits, liabilities and obligations and interests in, to and under the Lease Documents, arising on and after the Effective Time, subject to the rights of Lessee thereunder, (y) New Lessor accepts and assumes (except as may be otherwise expressly specified herein) all present and future rights, benefits, interests, liabilities and obligations of the “Lessor” in, to and under the Novated Lease relating to the period from and after the Effective Time, including (without limitation) all obligations to return the Security Deposit and to make any required payments in respect of any Maintenance Reserve Claim, in each case in accordance with the terms of the Novated Lease, and (z) Lessee will owe its present and future obligations and liabilities under the Novated Lease (to the extent such obligations and liabilities relate to the period from and after the Effective Time) to New Lessor;
(ii)    Existing Lessor and Lessee are each released by the other from their respective obligations, duties and liabilities to each other under the Lease and shall have no rights against or obligations to the other under the Lease on or after the Effective Time except that Existing Lessor agrees with Lessee that Existing Lessor will remain solely liable to Lessee for all obligations, duties and liabilities of “Lessor” under the Lease Documents which arose or relate to the period prior to the Effective Time (except as may be otherwise expressly specified herein). Existing Lessor will not be liable for any obligations of “Lessor” under the Novated Lease which arise on or after the Effective Time;
(iii)    Lessee agrees that it will not assert against New Lessor any claim or defence which it may have or have had against Existing Lessor under the Lease in respect of or attributable to the period prior to the Effective Time and New Lessor agrees that it will not assert any claim or defence against Lessee under the Lease in respect of or attributable to the period prior to the Effective Time;
(iv)    all Security Deposits and Maintenance Reserves held in cash by Existing Lessor in accordance with the Lease prior to the Effective Time shall be deemed to have been paid by Lessee to New Lessor and shall be deemed to be held by New Lessor for application in accordance with the provisions of the Novated Lease;
(v)    the Lease shall be novated and shall constitute an agreement between New Lessor as lessor and Lessee as lessee on the terms of the Novated Lease;
(vi)    the leasing of the Aircraft by Existing Lessor to Lessee terminates, and Lessee accepts the leasing of the Aircraft from New Lessor, on the terms and conditions of the Novated Lease;
(vii)    Lessee, Existing Lessor and New Lessor agree that Existing Lessor shall have no further rights under the Lease Documents, except that the disclaimers, insurance provisions and indemnities contained in the Lease Documents (including, without limitation, those contained in section 10.3 (Disclaimer; Waiver of Warranties; Waiver of Remedies), section 10.5 (No Duty of Indemnitees to Inspect, Etc.), section 18 (General Indemnity), section 19.2 (Liability Insurance) and section 21 (Taxes; Tax Indemnity) of the Lease) and any other provisions of the Lease Documents which survive the expiration or termination of the Lease shall continue in full force and effect for the benefit of Existing Lessor with respect to the period prior to the Effective Time, and for such purposes the term “Lessor” shall continue to include the Existing Lessor;
(viii)    New Lessor warrants, covenants and agrees with Lessee that on and after the Effective Time, New Lessor will perform all obligations to be performed by “Lessor” under the Novated Lease that arise on or after the Effective Time and will be bound by all of the terms thereof; and
(ix)    Lessee acknowledges and consents to the assignment, novation, transfer and assumption and agrees that (i) New Lessor, and not Existing Lessor, will be obligated to fulfill all of the obligations of “Lessor” under the Novated Lease which arise on and after the Effective Time and (ii) Lessee will perform all of Lessee’s obligations under the Novated Lease which arise on and after the Effective Time in accordance with the terms of the Novated Lease.
(b)    New Lessor, Existing Lessor and Lessee agree that under applicable Law in force as at the Effective Time, Lessee’s liabilities and obligations under the Novated Lease or any other Operative Document to which it is a party shall not be materially increased and Lessee’s rights under the Novated Lease or any other Operative Document to which it is a party shall not be materially adversely affected pursuant to this Agreement and the transactions contemplated hereunder had the Lease not been novated. Lessee acknowledges that the increase in the number of Indemnitees and Additional Insureds contemplated hereunder does not, of itself, constitute an increase in Lessee’s obligations under the Novated Lease.
(c)    For the avoidance of doubt, any reference to the rights of “Lessor” under the Novated Lease in connection with the right of “Lessor” to assign such rights, shall include any “associated rights” (as defined in the Cape Town Convention) of the New Lessor in, and to, this Agreement and the Novated Lease. Any such associated rights may consist of any of New Lessor’s rights to procure payment or other performance by Lessee (as debtor) under this Agreement, the Novated Lease and/or any other document associated with the Novated Lease.
Section 4.    Rent, Security Deposit and Maintenance Reserves.
(a)    Existing Lessor and Lessee hereby confirm that the Basic Rent currently payable under the Lease (and subject to adjustment in accordance with the terms of the Lease Documents) is [ ] U.S. Dollars (US$[ ]) and that a cash Security Deposit in the amount of [ ] U.S. Dollars (US [ ]) has been paid by Lessee and remains outstanding pursuant to the terms and conditions of the Lease. With effect as of the Effective Time, New Lessor shall assume and perform the duties, obligations and liabilities of Existing Lessor under the Lease in respect of the Security Deposit, including but not limited to the obligation to return the Security Deposit to Lessee pursuant to the terms of the Novated Lease. Lessee agrees that on and after the Effective Time, New Lessor will be responsible for returning the Security Deposit to Lessee pursuant and subject to the terms of the Novated Lease.
(b)    As of the applicable date set forth in the Effective Time Notice, Existing Lessor and Lessee hereby acknowledge that Lessee has paid Maintenance Reserves in the amounts in respect of each type of Maintenance Reserves set forth in the Effective Time Notice pursuant to the terms and conditions of the Lease, which amounts remain unreimbursed, outstanding and unapplied in accordance with the terms of the Lease as of such date. Effective as of the Effective Time, New Lessor shall assume and perform the duties, obligations and liabilities of Existing Lessor under the Lease in respect of the Maintenance Reserves. Lessee agrees that on and after the Effective Time, the obligation to reimburse to Lessee the cost of qualifying maintenance events will be transferred by Existing Lessor to New Lessor.
(c)    The balances of the Maintenance Reserves held by Existing Lessor under the Lease as at the Effective Time shall be confirmed in the Effective Time Notice at the Effective Time. New Lessor acknowledges and agrees that all such amounts shall be deemed held by New Lessor for application in accordance with the provisions of the Novated Lease. New Lessor acknowledges and agrees to its repayment and reimbursement obligations in favour of Lessee in accordance with the terms in the Novated Lease.
Section 5.    Delivery Matters. Lessee acknowledges that the Aircraft was delivered to Lessee on 21 April 2008 in accordance with the terms of the Lease; that New Lessor may rely on the Lease Supplement and Acceptance Certificate executed and delivered by Lessee pursuant to the Lease as though they had been issued to New Lessor; that Lessee is in possession of the Aircraft; and that no further physical delivery of the Aircraft by New Lessor is required or contemplated as a result of this Agreement.
Section 6.    Payments to New Lessor.
(a)    Lessee and New Lessor agree that, on and after the Effective Time all Rent, Supplemental Rent, Maintenance Reserves and other payments due from Lessee under the Novated Lease will be made by wire transfer to the bank account set forth in Section 3 of Appendix 2B of the Novated Lease, as amended by paragraph 8 of Annex B hereof, until such time as the New Lessor notifies otherwise.
(b)    To the extent that Existing Lessor prior to the Effective Time has received (or, after the Effective Time, does receive) from Lessee any amount of Rent payable by Lessee pursuant to the Lease that is referable to any period after the Effective Time, such payment by Lessee shall discharge pro tanto Lessee’s obligation to pay Rent to New Lessor for the relevant period.
Section 7.    Run-off Insurances. From and after the Effective Time, Lessee agrees to ensure that Existing Owner, Existing Lessor and each of their respective successors, assigns, affiliates, subsidiaries, shareholders, directors, officers, servants, agents, members, contractors and employees are named as additional insureds under Lessee’s aviation third party liability insurance maintained by Lessee on the terms and in the amounts required by the Lease, until the earlier of (i) the second anniversary of the Effective Time, or (ii)    the next major aircraft check.
Section 8.    Identification Plates. As soon as is reasonably practicable after the Effective Time, Lessee will:
(a)    prepare new identification plates for the Aircraft bearing the legends set forth in section 5 of Appendix 2B of the Lease as amended by paragraph 9 of Annex B hereto;
(b)    remove the existing identification plates and install the replacement identification plates on the Aircraft; and
(c)    notify New Lessor of such replacement.
The costs of such replacement shall be borne by New Lessor and shall be reimbursed to Lessee by New Lessor promptly following request by Lessee, provided Lessee shall provide New Lessor with an invoice and supporting documentation evidencing such costs.
Section 9.    Quiet Enjoyment. New Lessor covenants that so long as an Event of Default shall not have occurred and be continuing, Lessee shall quietly enjoy the Aircraft without interference by New Lessor or by any Person lawfully claiming by or through New Lessor. New Lessor shall procure that each of New Owner and any Financing Party (as defined in the Novated Lease) granted a Lien (as defined in the Novated Lease) on the Aircraft shall, on or prior to the Effective Time, give an undertaking to Lessee on terms substantially in the form set out in Appendix 8 of the Novated Lease or in the Notice of Assignment.
Section 10.    Lease Amendments. Existing Lessor, New Lessor and Lessee hereby agree that with effect on and from the Effective Time, the Lease shall be amended as set forth in Annex B hereto. Except as set out in this Agreement, the Lease shall remain unmodified and in full force and effect and as of and with effect from the Effective Time shall constitute the Novated Lease between New Lessor and Lessee.
Section 11.    Cooperation.
(a)    Upon request, Lessee will consent to the registration by New Lessor of the international interest provided for under this Agreement at the international registry established pursuant to the Cape Town Convention as applied to aircraft objects.
(b)    Lessee shall, to the extent permitted by applicable Law, perform and do all such other and further acts and things and execute and deliver any and all such other instruments (including any notification to the Aeronautics Authority of changes in the ownership structure of the Aircraft) as New Lessor may reasonably require to reflect the change in the identity of the owner and lessor of the Aircraft as contemplated by this Agreement and to perfect or protect the interests of New Lessor and any other interest holder, and for the purpose of carrying out the intent of and giving New Lessor the full benefit of the novation effected by this Agreement.
(c)    Existing Lessor shall be responsible for obtaining any legal opinions required under this Agreement. Lessee will however provide Existing Lessor’s selected counsel with such documents and assistance as reasonably required for such counsel to give such opinions and to make any filings with the Aeronautics Authority of the State of Registration.
(d)    Any costs and expenses incurred by Lessee in connection with the transactions contemplated under this Agreement or the Novated Lease shall be fully reimbursed to Lessee by Existing Lessor promptly following request by Lessee.
Section 12.    Representations and Warranties.
A.    Lessee Representations. Lessee represents and warrants to Existing Lessor and New Lessor on the date hereof and at the Effective Time the following:
(a)    Lessee is duly incorporated and validly existing under the laws of its jurisdiction of incorporation.
(b)    The transactions contemplated hereby and the execution, delivery and performance of this Agreement by Lessee (1) have been duly authorised by all necessary corporate or other applicable action of Lessee and (2) do not and will not violate its organisational documents, any applicable Law, rule or regulation or any provision in any existing agreement binding on Lessee.
(c)    All authorisations, consents, registrations and notifications required to be obtained by Lessee in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Effective Time have been) obtained or effected (as appropriate) and are (or will be on their being obtained or effected) in full force and effect, except for the filing of this Agreement with the MCAA and in connection therewith the amendment of Lessee’s Air Operator’s Certificate (including the Operations Specifications) to reflect the new Lessor.
(a)    No Event of Loss has occurred in respect of the Aircraft or any Engine.
(b)    The certificate of airworthiness for the Aircraft remains in full force and effect.
(c)    No Default or Event of Default has occurred and is continuing under the Lease or the Lease Documents.
(d)    Lessee is not aware of any claims or actions under the Lease pending or threatened against Existing Lessor by Lessee.
(e)    As of the Effective Time, the Aircraft is not being subleased (which, for the avoidance of doubt, does not include any wet leasing).
(f)    As of the Effective Time, Existing Lessor has no unperformed maintenance related reimbursement obligations or other unperformed payment obligations owing to Lessee under the Lease Documents in respect of claims that have been properly submitted by Lessee to Existing Lessor as of the Effective Time in accordance with the terms and conditions of the Lease Documents.
A.    Existing Lessor Representations. Existing Lessor hereby represents and warrants to Lessee and New Lessor on the date hereof and at the Effective Time the following:
(a)    Existing Lessor is duly organised, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of organisation.
(a)    The transactions contemplated hereby and the execution, delivery and performance of this Agreement by Existing Lessor (1) have been duly authorised by all necessary corporate or other applicable action of Existing Lessor and (2) do not and will not violate the organisational documents of Existing Lessor, any applicable law, rule or regulation or any provision in any existing agreement binding on Existing Lessor.
(b)    This Agreement constitutes a valid, binding and enforceable agreement of Existing Lessor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(c)    All authorisations, consents, registrations and notifications required to be obtained by Existing Lessor in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Effective Time have been) obtained or effected (as appropriate) and are (or will be on their being obtained or effected) in full force and effect.
A.    New Lessor Representations. New Lessor represents and warrants to Lessee and Existing Lessor on the date hereof and at the Effective Time the following:
(a)    New Lessor is duly organised, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of organisation.
(a)    The transactions contemplated hereby and the execution, delivery and performance of this Agreement by New Lessor (1) have been duly authorised by all necessary corporate or other applicable action of New Lessor and (2) do not and will not violate the organisational documents of New Lessor, any applicable law, rule or regulation or any provision in any existing agreement binding on New Lessor.
(b)    This Agreement constitutes a valid, binding and enforceable agreement of New Lessor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(c)    All authorisations, consents, registrations and notifications required to be obtained by New Lessor in connection with the entry into, performance, validity and enforceability of this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Effective Time have been) obtained or effected (as appropriate) and are (or will be on their being obtained of effected) in full force and effect.
(d)    the representation and warranty set out in section 10.1(e) of the Novated Lease is (or will, at the Effective Time, be) true and correct.
Section 13.    [Intentionally left blank.]
Section 13.    Conditions Precedent. On or before the Effective Time, the following conditions shall have been fulfilled, waived or deferred:
(a)    New Lessor will have received the following, all of which shall be reasonably satisfactory in form and substance to New Lessor:
(i)    a copy of the Effective Time Notice in the form attached at Annex C and a copy of this Agreement duly executed by Lessee and Existing Lessor;
(ii)    an incumbency certificate or power of attorney or equivalent corporate authority, as the case may be, of Lessee naming the person or persons authorised to execute this Agreement and the documents delivered in connection herewith;
(iii)    an incumbency certificate or power of attorney or equivalent corporate authority, as the case may be, of Existing Lessor naming the person or persons authorised to execute this Agreement and the documents delivered in connection herewith;
(iv)    a copy of a certificate of insurance in compliance with the provisions of the Lease and this Agreement;
(v)    an IDERA authorising New Lessor or such other person as New Lessor may from time to time specify to do anything or act or to give any consent or approval which may be required to obtain deregistration of the Aircraft and to export the Aircraft from Mongolia and/or Ireland upon termination of the leasing of the Aircraft under the Lease;
(vi)    letters addressed (1) to the air traffic control authority in the State of Registration and (2) to the relevant air traffic control authorities and airport authorities where Lessee operates or intends to operate the Aircraft in similar form and substance to those previously provided by Lessee in connection with the delivery of the Aircraft by Existing Lessor to Lessee under the Lease;
(vii)    (at no cost to Lessee) a legal opinion of Mongolian counsel in form and substance reasonably acceptable to New Lessor as to matters of Mongolian law pertaining to the authorisation, execution, delivery, enforceability, filing, registration and other matters applicable to this Agreement and the other documents contemplated hereby, such legal opinion to be obtained by New Lessor;
(viii)    (at no cost to Lessee) a legal opinion of Irish counsel in form and substance reasonably acceptable to New Lessor as to matters of Irish law (including in relation to the Aeronautics Authority) pertaining to the authorisation, execution, delivery, enforceability, filing, registration and other matters applicable to this Agreement and the other documents contemplated hereby, such legal opinion to be obtained by New Lessor.
(ix)    a notarized copy of the state registration certificate and a currently valid and effective charter of Lessee; and
(x)    each of the representations and warranties of Lessee and Existing Lessor contained in Sections 12.A and 12.B, respectively, of this Agreement are true and accurate on the date hereof and the date the Effective Time occurs.
(b)    Existing Lessor will have received the following, all of which shall be reasonably satisfactory in form and substance to Existing Lessor:
(i)    a copy of the Effective Time Notice in the form attached at Annex C and a copy of this Agreement duly executed by Lessee and New Lessor;
(ii)    an incumbency certificate or power of attorney or equivalent authority, as the case may be, of Lessee naming the person or persons authorised to execute this Agreement and the documents delivered in connection herewith;
(iii)    an incumbency certificate or power of attorney or equivalent authority, as the case may be, of New Lessor naming the person or persons authorised to execute this Agreement and the documents delivered in connection herewith;
(iv)    a copy of the insurance certificates referred to in clause (iv) of Section 14(a) above; and.
(v)    each of the representations and warranties of Lessee and New Lessor contained in Sections 12.A and 12.C, respectively, of this Agreement are true and accurate on the date hereof and the date the Effective Time occurs;
(c)    Lessee will have received the following, all of which shall be reasonably satisfactory in form and substance to Lessee:
(i)    a copy of the Effective Time Notice in the form attached at Annex C and a copy of this Agreement duly executed by Existing Lessor and New Lessor;
(ii)    an incumbency certificate or power of attorney or equivalent authority, as the case may be, of New Lessor naming the person or persons authorised to execute this Agreement and the documents delivered in connection herewith;
(iii)    an incumbency certificate or power of attorney or equivalent authority, as the case may be, of Existing Lessor naming the person or persons authorised to execute this Agreement and the documents delivered in connection herewith;
(iv)    a duly executed quiet enjoyment letter from New Owner executed and delivered substantially in the form contained in Appendix 8 of the Lease;
(i)    within five (5) Business Days after the Effective Time, the return of the original IDERA by Existing Lessor; and
(ii)    each of the representations and warranties of Existing Lessor and New Lessor contained in Sections 12.B and 12.C, respectively, of this Agreement are true and accurate on the date hereof and the date the Effective Time occurs.
(d)    The conditions precedent specified in subparagraphs (a), (b) and (c) above have been inserted for the benefit of New Lessor, Existing Lessor and Lessee, respectively, and may be waived, deferred or extended in writing in whole or in part and with or without conditions, by such party, without prejudicing such party’s right to receive fulfillment of such conditions.
Section 14.    Assignment. This Agreement will be binding upon and inure to the benefit of each party hereto and its respective successors and assigns as permitted under the Lease and the Novated Lease (as applicable).
Section 15.    Notices. Any notices hereunder will be in writing and will be delivered as and in the manner specified in the Lease Documents. The address of Lessee and New Lessor for notices under the Lease Documents is as set forth in the Novated Lease. The address of Existing Lessor for notices under the Lease Documents is as follows, until further notice:
Sapphire Aviation Finance I (UK) Limited
c/o PAFS Ireland Limited
Unit J, Block 1
Shannon Business Park
Shannon, Co. Clare Ireland
Attention:    Company Secretary
Fax:        +353 61 475521
E-mail:        sapphire@phxa.com
with a copy to:
Sapphire Leasing I (AOE 5) Limited
c/o PAFS Ireland Limited
Unit J, Block 1
Shannon Business Park
Shannon, Co. Clare Ireland
Attention:    Company Secretary
Fax:        +353 61 475521
E-mail:        sapphire@phxa.com
and

Avolon Aerospace Leasing Limited
Building 1, The Oval
Shelbourne Road
Dublin 4
Ireland
Attention:    General Counsel
Fax:        + 353 1 231 5889
E-mail:        notices@avolon.aero
Section 16.    Sole and Entire Agreement. The documents set forth in Annex A, together with this Agreement, constitute the entire agreement of Lessee and Existing Lessor with respect to the leasing of the Aircraft and represent all agreements that affect the rights or obligations of the “Lessor” or Lessee thereunder as of and after the Effective Time.
Section 17.    Modifications. This Agreement may not be amended or modified except by a written agreement signed by Existing Lessor, New Lessor and Lessee; provided that New Lessor and Lessee shall be entitled to amend, modify or vary the terms of the Novated Lease after the Effective Time without reference to or the signature of Existing Lessor.
Section 18.    Third Parties. Other than the Indemnitees (as defined in each of the Novated Lease and the Lease) a person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999. The consent of any third party is not required for any variation or termination of this Agreement.
Section 19.    Counterparts; Chattel Paper Originals. This Agreement may be executed in three or more counterparts, each of which will be an original, but all of which will constitute but one and the same instrument. To the extent that this document constitutes chattel paper under the Uniform Commercial Code in effect in any applicable jurisdiction, no security interest in this document may be created through the transfer of possession of any counterpart other than Counterpart No. 1 as indicated on the cover page of this Agreement.
Section 20.    Delivery of Documents by Fax or E-mail. Delivery of an executed counterpart of this Agreement or of any other documents in connection with this Agreement by fax or email will be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Agreement or other document by fax or email will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this Agreement or such other document will not affect the validity or effectiveness of this Agreement or such other document.
Section 21.    Governing Law, etc. This Agreement shall be governed and construed in accordance with the laws of England. Sections 26.2 (Jurisdiction), 26.3 (Waiver of Immunity) and 26.4 (Arbitration) of the Lease are incorporated in this Agreement by reference as if such provisions were set forth herein and as if references therein to the “Lease” were to this Agreement and references therein to “Lessor” were to Existing Lessor and/or New Lessor (as applicable).
Section 22.    Further Assurances. Each party hereto agrees that it shall, at no cost to Lessee, at any time and from time to time, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may be required by law or reasonably requested in order to obtain the full benefits of this Agreement and to implement the rights and powers herein granted, provided that New Lessor shall be responsible for all expenses incurred by Lessee in respect of any financing of the Aircraft by New Lessor. Each party hereby agrees that this Agreement shall constitute a “novation” for the purposes of the Cape Town Convention. Upon request and at the expense of New Lessor, Lessee will consent to the registration by New Lessor and the further assignment by New Lessor of any international interest or associated rights created under this Agreement and the Lease at the international registry established pursuant to the Cape Town Convention.
Section 23.    Survival. Notwithstanding anything contained herein to the contrary, all agreements, indemnities, representations and warranties contained in this Agreement shall survive the Effective Time.
Section 24.    Headings. The headings in this agreement are to be ignored in construing this Agreement.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto or their duly authorised representatives have executed this Agreement as of the day and year first herein written.

SAPPHIRE AVIATION FINANCE I (UK)
LIMITED

as Existing Lessor
/s/ Sunil Masson
By: Sunil Masson
Its: Director

WILMINGTON TRUST SP SERVICES
(DUBLIN) LIMITED, not in its individual
capacity, but solely as owner trustee

as New Lessor
/s/ Joanna Taylor
By: Joanna Taylor
Its: Director

MIAT MONGOLIAN AIRLINES
as Lessee

/s/ Battur Davaakhuu

By:Battur Davaakhuu
Its: President and CEO

ANNEX A
LEASE DOCUMENTS

1.	Aircraft Lease Agreement, dated as of 28 January 2008, between CIT Capital Aviation (UK) Limited and MIAT Mongolian Airlines.

2.	Lease Supplement dated as of 21 April 2008 between CIT Capital Aviation (UK) Limited and MIAT Mongolian Airlines.

3.	Acceptance Certificate dated 21 April 2008 from MIAT Mongolian Airlines.

4.	Side Letter to Acceptance Certificate dated 22 April 2008 from MIAT Mongolian Airlines.

5.	Aircraft Lease Amendment Agreement dated 22 December 2014 between CIT Capital Aviation (UK) Limited and MIAT Mongolian Airlines.

6.	Novation and Amendment Agreement dated 26 July 2018 among CIT Capital Aviation (UK) Limited, Sapphire Aviation Finance I (UK) Limited and MIAT Mongolian Airlines.

1.	Effective Time Notice dated 30 July 2018 from MIAT Mongolian Airlines.

2.	Amendment to Lease Agreement dated 20 November 2018 between Sapphire Aviation Finance I (UK) Limited and MIAT Mongolian Airlines.

3.	Third Aircraft Lease Amendment Agreement dated 2 August 2019, between Sapphire Aviation Finance I (UK) Limited and MIAT Mongolian Airlines.

ANNEX B
AMENDMENTS TO LEASE DOCUMENTS

1.
Lessor. All references in the Lease to the “Lessor” being Sapphire Aviation Finance I (UK) Limited, a company organised and existing under the applicable Law of England with its registered office at 3rd Floor, Suite 2, 11-12 St. James’s Square, London, England, SW1Y 4LB shall mean and refer to Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as owner trustee, a company limited by shares incorporated under the laws of Ireland, and having its registered officer at Fourth Floor, 3 George’s Dock, IFSC, Dublin 1, D01 X5X0. Without limiting the foregoing:

(a)
The cover page of the Lease shall be amended by replacing the text “Sapphire Aviation Finance I (UK) Limited” with “Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as owner trustee”.

(b)
Page 1 of the Lease shall be amended by deleting in its entirety the paragraph that reads “Sapphire Aviation Finance I (UK) Limited, a company organised and existing under the applicable Law of England with its registered office at Winchester House, Mailstop 202, 1 Great Winchester Street, London EC2N 2DB, England (“Lessor”)” and replacing it with the following paragraph: “Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as owner trustee, a company limited by shares incorporated under the laws of Ireland, and having its registered officer at Fourth Floor, 3 George’s Dock, IFSC, Dublin 1, D01 X5X0 (“Lessor”)”.

2.	New Definitions. The following definition of the Lease shall be added to Appendix 1 (Definitions) of the Lease in the proper alphabetical order:
““2019 Novation and Amendment Agreement” means the novation and amendment agreement dated 24 October 2019 between Lessor as new lessor, Lessee as lessee and Sapphire Aviation Finance I (UK) Limited as existing lessor.”

3.	Amended Definitions. The definition of “Indemnitee” shall have the words “the Servicer, Glencar Investments VI Designated Activity Company” deleted.

4.	Deleted and Amended Definitions. The following definitions set forth in Appendix 1 (Definitions) of the Lease shall be deleted in its entirety and replaced with the following:
““Operative Document(s)” means, either collectively or individually as the context requires, this Lease, Aircraft Lease Amendment Agreement, 2018 Novation and Amendment Agreement, 2019 Novation and Amendment Agreement, the Lease Supplement, the Second Lease Amendment Agreement, the Third Lease Amendment Agreement, the Acceptance Certificate, any warranty assignment, acknowledgment and consent, the IDERA, any Permitted Sublease (and any security assignment of any Permitted Sublease), and any and all other documents, instruments and agreements entered into in connection with any of the foregoing and to which Lessee is a party or which Lessee acknowledges is an Operative Document.”; and
““Owner” means Lessor.”

5.
Subleasing (Section 15.1). The words “Sapphire Aviation Finance I (UK) Limited” in Section 15.1 of the Lease shall be deleted in their entirety and replaced with the words “Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity but solely as owner trustee”.

6.	Excluded Taxes (Section 21.1(b)).
(a)    The first sentence in Section 21.1(b) shall be revised to read in part as follows:
“Lessee shall have no obligation under Section 21.1(a) oe Section 21.1(b) to indemnify an Indemnitee or pay additional amounts for:”
(b)    The word “or” at the end of Section 21.1(b)(ii) shall be deleted,
(c)    The word “or” shall be inserted at the end of Section 21.1(b)(iii) and

(d)	a new Section 21.1(b)(iv) shall be added to read as follows:
“(iv)     any Mongolian withholding tax at a rate of up to and including twenty percent (20%) (or lower) imposed on Lessee’s payment of Rent and/or Maintenance Reserves to Lessor under the Lease (“Mongolian Withholding Tax”).”

7.	Mongolian Withholding Tax (Section 21.1(c)). Section 21.1(c) of the Lease shall be amended by adding the following to the end of Section 21.1(c) of the Lease:
“Notwithstanding anything in the Lease to the contrary, to the extent that Mongolian Withholding Tax is required to be deducted or withheld by applicable Law, Lessee shall deduct Mongolian Withholding Tax from Lessee’s payments of Rent and/or Maintenance Reserves to Lessor under the Lease, shall not be required to pay additional amounts pursuant to the previous sentence in respect of any such Mongolian Withholding Tax and shall pay such withholding tax to the relevant taxing authority on or prior to the date due and shall deliver to Lessor, within sixty (60) days after the date of such payment, an official receipt of the relevant taxing authority (or other evidence of payment thereof reasonably satisfactory to the Lessor) showing that Lessee paid to such taxing authority the full amount of Mongolian Withholding Tax required to be withheld.”

8.	Lessor’s Account (Section 3 of Appendix 2B). Section 3 of Appendix 2B of the Lease shall be deleted in its entirety and Section 3 of Appendix 2B of the Lease shall be amended to read as follows:
“All payments made under Section 5.1 of this Lease or any other Operative Document shall be made to the account of Lessor by wire transfer of immediately available funds to its correspondent bank:
Bank:    Old National Bank
ABA#:    [ ]
SWIFT:    [ ]
Account Name:    Contrail Aviation Support, LLC
Reference:    MSN 29922”

9.	Legend (Section 5 of Appendix 2B). Section 5 of Appendix 2B of the Lease shall be amended by replacing the description of the legend on the identification plates with the following:
“Legend: “THIS AIRCRAFT IS OWNED BY AND LEASED FROM WILMINGTON TRUST SP SERVICES (DUBLIN) LIMITED, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS OWNER TRUSTEE.””

10.
Notices (Section 6 of Appendix 2B). Section 6 of Appendix 2B of the Lease relating to the notice details of the “Lessor” shall be amended by replacing the address information set forth therein with the following:

If to Lessor:
Wilmington Trust SP Services (Dublin) Limited
Fourth Floor,
3 George's Dock,
IFSC, Dublin 1, D01 X5X0,
Ireland

Attention:    The Directors
Email:         ireland@wilmingtontrust.com

11.
Form of Return Acceptance Receipt (Appendix 7). Appendix 7 of the Lease shall be amended by replacing each use of the words “Sapphire Aviation Finance I (UK) Limited” with “Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as owner trustee”.

ANNEX C
EFFECTIVE TIME NOTICE

October 31, 2019

Section 25.    MIAT Mongolian Airlines
MIAT Building, Buyant-Ukhaa-45, Khan-Uul District
Ulaanbaatar 17120, Mongolia

Re:    Confirmation of Effective Time Ladies & Gentlemen:
Reference is hereby made to the Novation and Amendment Agreement dated as October 24, 2019 by and among Sapphire Aviation Finance I (UK) Limited, as Existing Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as owner trustee, as New Lessor, and MIAT Mongolian Airlines, as Lessee (the “Novation Agreement”) pertaining to one (1) Boeing 737-800 aircraft bearing manufacturer’s serial number 29922 and Irish registration mark EI-CSG. Any and all initially capitalised terms used herein shall have the meanings ascribed thereto in the Novation Agreement, unless specifically defined herein.

For purposes of Section 4(b) of the Novation Agreement, Existing Lessor and Lessee hereby acknowledge that, as of October 31, 2019 Lessee has paid Maintenance Reserves in the amounts set forth in Schedule 1, which amounts remain unreimbursed, outstanding and unapplied in accordance with the terms of the Lease as of such date.
In accordance with Section 2 of the Novation Agreement, the undersigned hereby confirms to Lessee that the novation contemplated by the Novation Agreement has occurred and for the

purposes of the Novation Agreement, the Effective Time is    12.39    (

GMT

time)

this 31st    day of October 2019 whilst:

(a)	the Aircraft was located at Chinggis Khaan International Airport, Ulaanbaatar, Mongolia;

(b)	the Engine with manufacturer’s serial number 890420 was located at Chinggis Khaan International Airport, Ulaanbaatar, Mongolia; and

(c)	the Engine with manufacturer’s serial number 890421 was located at Chinggis Khaan International Airport, Ulaanbaatar, Mongolia.
This notice and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.
Sincerely,

Sapphire Aviation Finance I (UK) Limited

/s/ Sunil Masson

By:    Sunil Masson
Its:     Director

Wilmington Trust SP Services (Dublin) Limited, not in its individual capacity, but solely as owner trustee

/s/ Joanna Taylor
By:     Joanna Taylor
Its:    Director

MIAT MONGOLIAN AIRLINES

/s/ Battur Davaakhuu
By:    Battur Davaakhuu
Its:    President and CEO

SCHEDULE 1

COMPONENT	CASH BALANCE
Airframe 8 Year Check	US$[ ]
Landing Gear	US$[ ]
APU [SN: P-5651]	US$[ ]
Engine [SN:890420] EPR	US$[ ]
Engine [SN:890421] EPR	US$[ ]
Engine [SN: 890420] LLP	US$[ ]
Engine [SN: 890421] LLP	US$[ ]

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